Exhibit 10.1


                              EMPLOYMENT AGREEMENT

                                 AMENDMENT NO. 1

         This Amendment No. 1 to the Employment Agreement (the "Agreement") dated as of July 1, 1995 by and between Francis D. John, an individual residing at 33 Penn Oak Trail, Newtown, Pennsylvania 18940 (the "Executive") and Key Energy Group, Inc., a Maryland corporation with its principal offices at 257 Livingston Avenue, New Brunswick, New Jersey 08901 (the "Company") is made this 11th day of January, 1996.

         WHEREAS, the Executive and the Company agree that certain provisions relating to the Executive's bonus and options were incorrectly stated in the Agreement; and

         WHEREAS, the Executive and the Company, in recognition of their mutual mistake, desire to correct such provisions.

         NOW, THEREFORE, in consideration of the premises and for other good and
valuable   consideration,   the  receipt  and   adequacy  of  which  are  hereby
acknowledged, the Executive and the Company hereby agree as follows.

         1. Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

         2. Section 2(b) of the Agreement is hereby amended to read in its entirety as originally intended by the parties as follows:

         (b) The Executive shall receive upon and subject to completion of a significant merger or other major corporate transaction during fiscal year 1996 or 1997 a cash bonus of $250,000 payable in four equal installments commencing on the date of completion of the merger or other transaction and thereafter at equal intervals determined so that the final installment is paid on January 1, 1998, provided, however, that installments payable subsequent to the date of this



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Agreement  shall bear interest at six percent (6%) per annum with interest to be paid at the time such installment is payable. The Company's Board of Directors shall determine when a merger is "significant" or other corporate transaction "major" so as to entitle the Executive to the bonus under this subsection (b). In determining the amount of the bonus the Executive is eligible to earn under this subsection (b), the Company's Board of Directors considered, among other things, (i) the successful reorganization of the Company in fiscal year 1993 under the leadership of the Executive, for which the Executive had not been awarded any bonus; and (ii) the financial performance of the Company in fiscal years 1993, 1994 and 1995, in each of which years the Company's actual results of operations substantially exceeded projections.

         3. Section 3(a)(i) of the Agreement is hereby amended to read in its entirety as originally intended by the parties as follows:

                  (i) Options (the "350 Options") to acquire Three Hundred Fifty Thousand (350,000) shares of the Common Stock of the Company at an exercise price of $5.00 per share, which will vest in four equal annual installments commencing as of the effective date of the grant (July 6, 1995) and, once vested, will be exercisable at any time prior to July 1, 2005. The 350 Options have been granted pursuant to the Company's 1995 Stock Option Plan and pursuant to an agreement substantially in the form attached hereto as Exhibit A.

         4. Section 5 of Exhibit A-2 to the Agreement is hereby amended to read in its entirety as originally intended by the parties as follows:

              6. Exercise Schedule:  Subject to the provisions of Section 9 below, the Option shall be  exercisable
                                     with respect to 67,500 shares as
                                     of July 6,  1995  and  with respect to
                                     an  additional 87,500  shares  on  each
                                     of July 6, 1996,  July 6, 1997
                                     and July 6, 1998.

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         5. Except as  specifically  amended  hereby,  the  Agreement  is hereby ratified and affirmed by the Executive and the Company.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Employment Agreement as of the day and year first above written.

                                       KEY ENERGY GROUP, INC.

                                       By: /s/ Morton Wolkowitz
                                                Name: Morton Wolkowitz
                                                Title: Co-Chairman of the Board


                                       /s/ Francis D. John
                                       Francis D. John


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